                                                                                                                                    Exhibit 99.1

FROM:	Ursula H. Moran (973) 617-5756	Susan McLaughlin (973) 617-5900
	Investor Relations	Media Relations

FOR:	Toys “R” Us, Inc.
(NYSE: TOY)

FOR IMMEDIATE RELEASE

TOYS “R” US APPOINTS RAYMOND L. ARTHUR CHIEF FINANCIAL OFFICER

Experienced Finance and Operating Executive Assumes CFO Position; Promoted from President of Toysrus.com

WAYNE, NEW JERSEY, April 13, 2004– John Eyler, Chairman, CEO and President of Toys “R” Us, Inc., today announced the appointment of Raymond L. Arthur to Chief Financial Officer.

“Following an extensive search including both internal and external candidates, I’m very pleased to announce the appointment of Ray Arthur as Chief Financial Officer for Toys “R” Us, Inc.,” said Mr. Eyler.  “Ray has an extensive financial and managerial background, is a Certified Public Accountant and has demonstrated a superb track record at Toysrus.com.  Under his leadership our on-line business has consistently improved its performance, has been profitable in the fourth quarters of 2002 and 2003, and is successfully progressing toward full-year profitability.  Ray’s experience as operating manager and his financial and accounting background led us to conclude that he is the best candidate to take on the CFO role.”

Mr. Arthur joined Toys “R” Us in 1999 as Vice President and Corporate Controller.  He was promoted to Senior Vice President and Chief Financial Officer for Toysrus.com in 2000.   In January 2002, Mr. Arthur was appointed President of Toysrus.com and joined the Toys “R” Us, Inc. executive committee.

As President of Toysrus.com, Mr. Arthur has been responsible for all aspects of the business, and for driving Toysrus.com's diversification and expansion plans.  He headed the management team that helped turn Toysrus.com into one of the leading e-commerce sites on the Internet.  He also led the integration and ongoing development of the highly successful Toysrus.com/Amazon.com partnership.

Prior to joining Toys "R" Us, Inc., Mr. Arthur was Vice President and Corporate Controller of General Signal Corporation in Stamford, CT. He also held several financially-oriented posts at KPMG Peat Marwick, American Cyanamid and its Lederle Laboratories division, as well as American Home Products.

Mr. Eyler continued, “During his career Ray has repositioned and restructured businesses as well as run an enterprise with international operations.  All of these experiences will be valuable in his new role as CFO.  Among the first tasks that Ray will have is to participate in the company’s strategic evaluation that is currently underway.   As we have previously announced, Toys “R” Us recently retained Credit Suisse First Boston LLC as its financial advisor for this strategic evaluation.  Ray’s operating background and strategic thinking will complement an internal group of talented financial executives who are significantly involved in the strategic review.”

Mr. Arthur is a graduate of William Paterson College.  He is currently the Chairman of the Board of the William Paterson University Foundation and a member of FEI, AICPA, NJCPA and the Young President’s Organization (YPO).

Toys “R” Us, one of the world’s leading retailers of toys, baby products, and children’s apparel, currently sells merchandise through 1,494 stores worldwide: 681 toy stores in the United States; 578 international toy stores, including licensed and franchise stores; 200 Babies “R” Us stores, and 4 Geoffrey stores, and through its Internet sites at www.toysrus.com, www.babiesrus.com, www.imaginarium.com and www.sportsrus.com.  The company is in the process of closing its 31 remaining freestanding Kids “R” Us stores.

This press releasecontains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby.  All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements.  We generally identify these statements by words or phrases such as "anticipate," "estimate," "plan," "expect," "believe," "intend," “will," "may," and similar words or phrases.  These statements discuss, among other things, our strategy, store openings and renovations, future financial or operational performance, anticipated cost savings, results of restructurings, anticipated domestic or international developments, and other goals, targets and future occurrences and trends.  These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry, seasonality of our business, changes in consumer preferences and consumer spending patterns, general economic conditions in the United States and other countries in which we conduct our business, our ability to implement our strategy, availability of adequate financing, our dependence on key vendors of our merchandise, international events affecting the delivery of toys and other products to our stores, economic, political and other developments associated with our international operations, and risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release).  We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements.  Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments.  Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

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